                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)     November 1, 2001
                                                     ----------------


                    WASHINGTON REAL ESTATE INVESTMENT TRUST
                    ---------------------------------------
            (Exact name of registrant as specified in its charter)


           Maryland                     1-6622              53-0261100
-------------------------------    ----------------   ----------------------
(State or other jurisdiction of    (Commission File       (IRS Employer
          incorporation)                Number)       Identification Number)

     6110 Executive Boulevard, Rockville, Maryland        20852
     ---------------------------------------------      --------
     (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code   (301) 984- 9400
                                                     ---------------
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

          During the period from January 1, 2001 to November 1, 2001, Washington Real Estate Investment Trust ("WRIT") purchased three real estate properties, which, individually are insignificant as defined in Regulation S-X, but in the aggregate, constitute a "significant amount of assets" as defined in Regulation S-X. When acquisitions are individually insignificant but significant in the aggregate, Regulation S-X requires the presentation of audited financial statements for assets comprising a substantial majority of the individually insignificant properties. WRIT's 2001 real estate asset purchases first exceeded the minimum level of significance upon the November 1, 2001 purchase of an industrial property located in Chantilly, VA.

          On April 19, 2001, WRIT purchased One Central Plaza, a twelve-story office, containing 274,000 rentable square feet, located in Rockville, MD, for a contract purchase price of $44.4 million. The contract purchase price was paid through an equity offering. On the date of acquisition, One Central Plaza was 99.9% leased. One Central Plaza constitutes a "substantial majority" of the assets acquired by WRIT through the period ended November 1, 2001 as defined in Regulation S-X.


Item 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a)  Financial Statements of Business Acquired

The required financial statements for the Property will be filed by amendment hereto no later than sixty days after the date this report is required to be filed.

        (b)  Pro Forma Financial Information

The required pro forma financial information for the Property will be filed by amendment hereto no later than sixty days after the date this report is to be filed.
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 WASHINGTON REAL ESTATE INVESTMENT TRUST
                                 ---------------------------------------
                                               (Registrant)


                             By: /s/ Laura M. Franklin
                                -----------------------------
                                       (Signature)

                                Laura M. Franklin
                                Managing Director
                                Accounting, Administration and
                                Corporate Secretary


     December 6, 2001
     ----------------
          (Date)